Exhibit 10.10
ENVIRI CORPORATION
RESTRICTED STOCK UNITS AGREEMENT
(NON-EMPLOYEE DIRECTOR FORM – STANDARD ANNUAL)

This RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”) is made as of [●] (the “Date of Grant”), by and between Enviri Corporation, a Delaware corporation, and [PARTICIPANT NAME] (the “Participant”).

1.    Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company’s 2026 Omnibus Incentive Plan (as amended from time to time, the “Plan”).

2.    Grant of RSUs. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company grants to the Participant, as of the Date of Grant, [NUMBER] Restricted Stock Units (“RSUs”).

3.    Restrictions on Transfer of RSUs. Neither the RSUs granted hereby nor any interest therein or in the Common Stock related thereto shall be transferable prior to payment to the Participant pursuant to Section 5 hereof, other than by will or pursuant to the laws of descent and distribution.

4.    Vesting of RSUs.

(a)    The RSUs covered by this Agreement shall vest and become nonforfeitable and payable to the Participant pursuant to Section 5 if the Participant remains in Continuous Service through the first anniversary of the Date of Grant (the “Vesting Date”). Any RSUs that do not become nonforfeitable on a Vesting Date will be forfeited if the Participant’s Continuous Service ceases prior to the Vesting Date.

(b)    Notwithstanding Section 4(a) above, in the event the Participant’s Continuous Service terminates prior to a Vesting Date, a prorated portion of the RSUs that would have otherwise vested and become nonforfeitable on such Vesting Date (the “Eligible RSUs”) shall vest and become nonforfeitable, with such prorated portion determined by multiplying the number of Eligible RSUs by a fraction (the numerator of which equals the number of days from (and including) the later of the Date of Grant and the most recent Vesting Date and the denominator of which equals the sum of (i) the numerator and (ii) the number of days until (and including) the next Vesting Date) and rounding to the nearest whole number.

(c)    Notwithstanding the foregoing, the RSUs shall vest in full and become nonforfeitable and payable to the Participant pursuant to Section 5 upon the occurrence of any of the following events at a time when the RSUs have not been forfeited (to the extent the RSUs have not previously become nonforfeitable): (i) the Participant’s death or Disability, (ii) the Participant’s “separation from service” (as such term is defined in Treasury Regulations Section 1.409A-1(h) without regard to any alternative definition thereunder) on or after age 72, or (iii) immediately prior to a Change in Control, in each case, during the Participant’s Continuous Service.

5.    Form and Time of Payment of RSUs.

Exhibit 10.10
(a)    Payment for the RSUs, after and to the extent they have become nonforfeitable, shall be made in shares of Common Stock. Except as provided in Section 5(b) or 5(c), payment shall be made within 70 days following the date that the RSUs become nonforfeitable pursuant to Section 4 hereof.

(b)    If the Participant is deemed by the Company at the time of the Participant’s “separation from service” (as such term is defined in Treasury Regulations Section 1.409A-1(h) without regard to any alternative definition thereunder) with the Company to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, and if any of the payments upon such separation from service set forth herein are deemed to be “deferred compensation” within the meaning of Section 409A of the Code, then to the extent delayed commencement of any portion of such payments is required to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code and the related adverse taxation under Section 409A of the Code, such payments will not be provided to the Participant prior to the earliest of (i) the date that is six months and one day after the date of such separation from service, (ii) the date of the Participant’s death, or (iii) such earlier date as permitted under Section 409A of the Code without the imposition of adverse taxation. Upon the first business day following the expiration of such period, all payments deferred pursuant to this Section 5(c) will be paid in a lump sum to the Participant, and any remaining payments due will be paid as otherwise provided herein.

(c)    The Company’s obligations to the Participant with respect to the RSUs will be satisfied in full upon the issuance of Common Stock corresponding to such RSUs.

6.    Voting and Other Rights; Dividend Equivalents.

(a)    The Participant shall have no rights of ownership in the Common Stock underlying the RSUs and no right to vote the Common Stock underlying the RSUs until the date on which the shares of Common Stock underlying the RSUs are issued or transferred to the Participant pursuant to Section 5 above.

(b)    From and after the Date of Grant and until the earlier of (i) the time when the RSUs become nonforfeitable and are paid in accordance with Section 5 hereof or (ii) the time when the Participant’s right to receive Common Stock in payment of the RSUs is forfeited in accordance with Section 4 hereof, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, the Participant shall become entitled to receive (subject to the following sentence) a number of additional whole RSUs determined by dividing (x) the product of (1) the dollar amount of the cash dividend paid per share of Common Stock on such date and (2) the total number of RSUs (including dividend equivalents) previously credited to the Participant as of such date, by (y) the Fair Market Value on such date. Such dividend equivalents (if any) shall be subject to the same terms and conditions and shall be paid or forfeited in the same manner and at the same time as the RSUs to which the dividend equivalents were credited.

(c)    The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

7.    Adjustments. The RSUs and their terms under this Agreement are subject to mandatory adjustment under the terms of Section 14 of the Plan.

Exhibit 10.10

8.    Compliance With Applicable Laws. The Company shall make reasonable efforts to comply with all Applicable Laws; provided, however, that notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any Applicable Laws.

9.    Compliance With Section 409A of the Code. To the extent applicable, it is intended that this Agreement and the Plan comply with the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant).

10.    Withholding Obligations. The Company and its Affiliates may withhold from any payment of cash or distribution of shares of Common Stock or other property to the Participant under this Agreement an amount or number of shares sufficient to cover any required tax withholding with respect to such payment, including up to the maximum allowable withholding, or may take such other action as the Company deems necessary to satisfy any income or other tax withholding requirements arising as a result of the grant or settlement of the RSUs. The Company and its Affiliates may, as a condition to any payment pursuant to this Agreement, require the payment of any such taxes and require that the Participant furnish any information necessary to meet any applicable tax reporting obligation. Subject to prior approval by the Committee and compliance with Applicable Laws, the Participant may, in satisfaction of his or her obligation to pay tax withholding in connection with the vesting or other settlement of the RSUs, elect to: (i) make a cash payment to the Company or its Affiliates; (ii) have withheld a portion of the shares of Common Stock then issuable to the Participant pursuant to Section 5; (iii) surrender shares of Common Stock owned by the Participant prior to the vesting or other settlement of the RSUs; or (iv) utilize a cashless settlement procedure through a registered broker-dealer pursuant to such cashless settlement procedures as are, from time to time, deemed acceptable by the Committee. For purposes of clauses (ii) and (iii), the shares of Common Stock subject to such election shall have a Fair Market Value equal to the applicable tax withholding amount. In the event that the amount of the Company’s or its Affiliates’ withholding obligation in connection with the RSUs exceeds the amount actually withheld by the Company and its Affiliates, the Participant agrees to indemnify and hold harmless the Company and its Affiliates from any liability arising from any failure by the Company and its Affiliates to withhold the proper amount.

11.    Interpretation. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Except as expressly provided in this Agreement, capitalized terms used herein will have the meaning ascribed to such terms in the Plan.

12.    No Employment Rights. The grant of the RSUs under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon the Participant any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in

Exhibit 10.10
any manner the right of the Company or any of its Subsidiaries to terminate the employment or adjust the compensation of the Participant.

13.    Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its subsidiaries.

14.    Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall materially impair affect the rights of the Participant under this Agreement without the Participant’s written consent.

15.    Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

16.    Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement. In addition, the RSUs shall be subject to the terms and conditions of the Company’s Incentive Compensation Recoupment Policy in effect on the Date of Grant as if such RSUs were “Incentive-Based Compensation” (as such term is defined in such policy).

17.    Successors and Assigns. Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.

18.    Governing Law. This Agreement will be construed under the laws of the State of Delaware, without regard to its conflict of law provisions, and the parties consent and agree that the federal and state courts of the State of Delaware will have exclusive jurisdiction over any dispute relating to this Agreement.

19.    Acknowledgement. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan, and (d) agrees to such terms and conditions.

20.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

[Signature Page Follows]

Exhibit 10.10

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Participant has executed this Agreement, effective as of the day and year first above written.

ENVIRI CORPORATION

By:

___________________________________

The undersigned hereby acknowledges receipt of an executed version of this Agreement and accepts the award of RSUs granted hereunder on the terms and conditions set forth herein and in the Plan.

PARTICIPANT

By:

___________________________________
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